Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 of Glacier Bancorp, Inc. of our reports dated March 14, 2025, relating to the consolidated financial statements of Guaranty Bancshares, Inc (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2024.

/s/ Whitley Penn LLP

Plano, Texas

July 31, 2025